Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268888

PROSPECTUS SUPPLEMENT NO. 3

(to the Prospectus dated April 24, 2023)

NewAmsterdam Pharma Company N.V.

80,515,324 Ordinary Shares

167,000 Private Placement Warrants to Purchase Ordinary Shares

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated April 24, 2023 (the “Prospectus”), which forms a part of a registration statement on Form F-1 (Registration No. 333-268888), related to the issuance by us of up to (i) 1,736,545 Ordinary Shares underlying Rollover Options, (ii) 4,558,930 Ordinary Shares that are issuable upon the exercise of 4,558,930 Warrants and (iii) 1,886,137 Earnout Shares, which, in the case of (ii) and (iii), have been previously registered on Form F-4 (File No. 333-266510). The Prospectus also relates to the offer and sale from time to time by the Selling Securityholders named in the Prospectus of up to (i) 76,892,642 Ordinary Shares and (ii) 167,000 Private Placement Warrants. Specifically, this prospectus supplement is being filed to update and supplement the information included in the Prospectus with the information contained in our Report on Form 6-K submitted to the U.S. Securities and Exchange Commission (the “SEC”) on June 9, 2023 (the “Form 6-K”). Accordingly, we have attached the Form 6-K to this prospectus supplement.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This prospectus supplement is not complete without, and may not be utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

We may further amend or supplement the Prospectus and this prospectus supplement from time to time by filing amendments or supplements as required. You should read the entire Prospectus, this prospectus supplement and any amendments or supplements carefully before you make your investment decision.

Our Ordinary Shares and Public Warrants are traded on the Nasdaq Global Market (“Nasdaq”) under the symbols “NAMS” and “NAMSW,” respectively. On June 7, 2023, the closing price of our Ordinary Shares on Nasdaq was $11.50 per share, and the closing price of our Public Warrants, was $1.64 per Public Warrant.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of the Prospectus before you make an investment in the securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body or state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated June 9, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of June 2023

Commission File Number: 001-41562

NewAmsterdam Pharma Company N.V.

(Exact name of registrant as specified in its charter)

Gooimeer 2-35

1411 DC Naarden

The Netherlands

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F  ☒             Form 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐

Business Updates

Between June 3, 2023 and June 6, 2023, NewAmsterdam Pharma Company N.V. (the “Company”) made available to the public certain business updates, including data from its Phase 2 ROSE2 trial evaluating obicetrapib in combination with ezetimibe as an adjunct to high-intensity statin therapy and topline results from its Phase 2b dose-finding trial evaluating obicetrapib in Japanese patients, as well as certain updates related to its tax matters in connection with the Offering (as defined below). These updates are furnished as Exhibit 99.1 hereto and incorporated herein by this reference.

Underwriting Agreement

On June 6, 2023, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), among the Company, certain of the Company’s existing shareholders, including affiliates of Forbion (collectively, the “Selling Shareholders”) and Jefferies LLC and SVB Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement relates to the previously announced underwritten public offering of 13,857,415 of the Company’s ordinary shares, with a nominal value of €0.12 per share (the “Ordinary Shares,” and such offering, the “Offering”) by the Selling Shareholders at a public offering price of $11.50 per Ordinary Share. In connection with the Offering, certain of the Selling Shareholders have granted the Underwriters a 30-day option to purchase an additional 2,078,612 Ordinary Shares at the public offering price, less the underwriting discount, which was partially exercised in connection with the closing of the Offering. The Company did not sell any Ordinary Shares in the Offering and will not receive any proceeds from the Offering. The Offering was made pursuant to the Company’s registration statement on Form F-1 (File No. 333-268888), including a base prospectus, that was initially declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 30, 2023, as amended by the Post-Effective Amendment No. 1 to such registration statement on Form F-1, declared effective by the SEC on April 24, 2023. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the Offering were filed with the SEC.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and incorporated herein by this reference.

This Report on Form 6-K (including Exhibits 1.1 and 99.1) shall be deemed to be incorporated by reference into the Company’s registration statement on Form S-8 (File No. 333-271019).

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement.

99.1	NewAmsterdam Pharma Company N.V. Business Updates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NewAmsterdam Pharma Company N.V.

June 9, 2023	By:	/s/ Michael Davidson
Name: Michael Davidson Title: Chief Executive Officer

Exhibit 1.1

Execution Version

NewAmsterdam Pharma Company N.V.

13,857,415 Ordinary Shares

(Nominal Value €0.12 Per Share)

UNDERWRITING AGREEMENT

June 6, 2023

JEFFERIES LLC

SVB SECURITIES LLC

As Representatives of the several Underwriters

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o SVB Securities LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Ladies and Gentlemen:

Certain shareholders listed on Schedule B hereto (collectively, the “Selling Shareholders”) of NewAmsterdam Pharma Company N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), severally propose to sell to the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom Jefferies LLC (“Jefferies”) and SVB Securities LLC (“SVB Securities”) are acting as representatives (the “Representatives”), an aggregate of 13,857,415 ordinary shares, nominal value of €0.12 per share (“Ordinary Shares”), of the Company. The 13,857,415 Ordinary Shares to be sold by the Selling Shareholders are called the “Firm Shares.” In addition the Selling Shareholders have severally granted to the Underwriters an option to purchase up to an additional 2,078,612 Ordinary Shares, with each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder’s name in Schedule B, as provided in Section 2. The additional 2,078,612 Ordinary Shares to be sold by the Selling Shareholders pursuant to such option are called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Shares.” To the extent there are no additional underwriters listed on Schedule A , the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-1, File No. (333-268888), with respect to the Shares. The Company subsequently prepared and filed with the Commission post-effective amendment no. 1 thereto, including a preliminary prospectus to be used in connection with the public offering and sale of the Shares, which the Company subsequently filed with the Commission, on April 25, 2023, in final form (the “Base Prospectus”). Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof pursuant to Rule 430C under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the

Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement, dated June 6, 2023, that describes the offering of the Shares and is used prior to the filing of the Prospectus (as defined below) is called the “Preliminary Prospectus Supplement.” The Preliminary Prospectus Supplement together with the Base Prospectus is called the “Preliminary Prospectus.” As used herein, the term “Prospectus ” shall mean the final prospectus supplement, dated June 6, 2023, to the Base Prospectus that describes the offering of the Shares, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. As used herein, “Applicable Time” is 6:45 p.m. (New York City time) on June 6, 2023. As used herein, “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the information included on Schedule D attached hereto. As used herein, “road show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Shares; “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the offering of the Shares; “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any road show or investor presentations made to investors by the Company (whether in person or electronically); and “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Schedule C attached hereto.

All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Shares as contemplated by Section(3)(j) of this Agreement.

In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

The Company and each of the Selling Shareholders hereby confirm their respective agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company.

A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a) Compliance with Registration Requirements. The Registration Statement has been declared effective under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. The Company is eligible to use the forms and rules designated for a “foreign private issuer” pursuant to Rule 405 under the Securities Act.

(b) Disclosure. The Preliminary Prospectus complied and the Prospectus will comply, in each case when filed, in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. The Registration Statement, at the time it was declared effective, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and at the First Closing Date (as defined below) and at each applicable Option Closing Date (as defined below), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with Selling Shareholder Information (as defined below) or Underwriter Information (as defined below). There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been or, with respect to the Prospectus, will not be described or filed as required.

(c) Free Writing Prospectuses. The Company is an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus. The Company has not, directly or indirectly, prepared, used or referred to, and will not, directly or indirectly, prepare, use or refer to, any free writing prospectus (as defined in Rule 405 under the Act) in connection with the offer and sale of the Shares; and the Company was and is an “ineligible issuer” (as defined in Rule 405 under the Act) as of the time of filing the Registration Statement and as of the time of each sale of the Shares in connection with the offering.

(d) [Reserved]

(e) Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Time of Sale Prospectus or the Prospectus reviewed and consented to by the Representatives, and any Permitted Section 5(d) Communications.

(f) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(g) Authorization of the Shares. The Shares have been duly authorized and are validly issued, fully paid and nonassessable (meaning that the holder of an Ordinary Share shall not, by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Ordinary Share) and free of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.

(h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights granted by the Company to have any equity or debt securities included in the offering contemplated by this Agreement, other than the Selling Shareholders with respect to the Shares included in the Registration Statement, except for such rights as have been duly waived.

(i) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, and have not entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the share capital or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of share capital, or any repurchase or redemption by the Company or any of its subsidiaries of any class of share capital.

(j) [Reserved]

(k) Independent Accountants. Each of (i) Deloitte Accountants B.V., which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) relating to the Company filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) WithumSmith+Brown, PC, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) relating to Frazier Lifesciences Acquisition Corporation (“FLAC”) filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus are (A) an independent registered public accounting firm as required by the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (C) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(l) Financial Statements. The financial statements of the Company filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the profit or loss, changes in equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial statements of FLAC filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of FLAC as of the dates indicated and the results of operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. The financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Capitalization” and “Management’s Discussion and Analysis Of Financial Condition and Results of Operations” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The pro forma condensed financial statements of the Company and its subsidiaries and the related notes thereto included under the caption “Unaudited Pro Forma Condensed Combined Financial Information” in the Registration Statement, the Time of Sale Prospectus or the Prospectus present fairly in all material respects the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m) Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by IASB and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(n) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal year; and (iii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are effective in all material respects to perform the functions for which they were established. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred since the end of the Company’s most recent fiscal year that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(o) Incorporation and Existence of the Company. The Company has been duly incorporated and is validly existing as a Dutch public limited liability company (naamloze vennootschap) and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Florida and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(p) Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required or exists, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. All of the issued and outstanding share capital or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable (meaning, for Dutch subsidiaries, that the holder of a share shall not, by reason of merely being such a holder, be subject to assessment or calls by such subsidiary or its creditors for further payment on such share) and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding share capital or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary. The constitutive, organizational or similar organizational documents of each of the subsidiaries comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in or included as an exhibit to the Registration Statement.

(q) Capitalization and Other Share Capital Matters. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Description of Our Securities—Share Capital” and “Shares Eligible for Future Sale” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The share capital of the Company, including the Shares, conforms in all material respects to each description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and nonassessable (meaning that the holder of an Ordinary Share shall not, by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Ordinary Share) . None of the outstanding Ordinary Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or any of its subsidiaries other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The descriptions of the Company’s share option, share bonus and other share plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(r) Stock Exchange Listing. The Shares have been approved for listing on the Nasdaq Global Market (the “Nasdaq”).

(s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of their respective articles of association or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) have been duly authorized by all necessary corporate action of the Company and its corporate bodies and will not result in any violation of the provisions of the articles of association or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Registration Statement, the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(t) Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(u) No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent.

(v) Intellectual Property Rights. The Company, or one or more of its subsidiaries, owns or has obtained valid and enforceable licenses for, all material inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”), and the conduct of their respective businesses does not and will not, to the Company’s knowledge, infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. The Intellectual Property of the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus as licensed to the Company or one or more of its subsidiaries, and (ii) there is no infringement by third parties of any Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and, to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. The duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property has been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with. None of the Company owned Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The Company and its subsidiaries use, and have used, commercially reasonable efforts to maintain all information intended by the Company to be maintained as a trade secret. The product candidates described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any subsidiary.

(w) All Necessary Permits, etc. The Company and its subsidiaries possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (“Permits”), except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit, except where such violation, default, revocation or modification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change.

(x) Title to Properties. The Company and its subsidiaries have good and marketable title to all material real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(A)(l) above (or elsewhere in the Registration Statement, the Time of Sale Prospectus or the Prospectus) (other than intellectual property, which is addressed exclusively in 1(A)(v) above), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects except such as are described in the Registration Statement, Time of Sale Prospectus or Prospectus. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(y) Tax Law Compliance. The Company and its subsidiaries have filed all U.S. federal and state and non-U.S. (including Dutch) income and franchise tax returns that are required to have been filed by them or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(l) above in respect of all U.S. federal and state and non-U.S. (including Dutch) income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. No transaction, stamp duty, stamp duty reserve, registration, transfer or other similar taxes or duties (“Transfer Taxes”) are payable by or on behalf of the Underwriters in the Netherlands or any other jurisdiction in which the Company is resident or treated as doing business in for tax purposes in connection with the execution and delivery of this Agreement or any other document to be furnished hereunder by the Company. Neither the Company nor any of its subsidiaries has entered into any transaction that is set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU. The Company is and has been exclusively resident for all tax purposes and subject to taxation in the Netherlands only, and has not at any time been resident or had any branch, agency or permanent establishment in any other jurisdiction for any tax purpose and no tax authority has ever sought to assert the same.

(z) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(aa) Compliance with Environmental Laws. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(bb) [Reserved]

(cc) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or, to the Company’s knowledge, their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that would reasonably be expected to result in material liability to the Company or its subsidiaries. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would reasonably be expected to result in material liability to the Company and its subsidiaries. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur (i) any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) any material liability under Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

(dd) Company Not an “Investment Company.” The Company is not, and will not be, immediately following the offering contemplated hereby, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Company nor any of its subsidiary is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, neither of them will be, a “controlled foreign corporation” as defined by the Code.

(ee) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ff) Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(gg) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with any submission to FINRA relating to the offering of the Shares (other than the Selling Shareholders, which is addressed exclusively in 1(B)(s) below) is true, complete and correct and compliant with FINRA’s rules, and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects.

(hh) Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a letter agreement substantially in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from the Selling Shareholders and each of the persons listed on Exhibit B. Such Exhibit B lists under an appropriate caption the directors, executive officers and certain securityholders of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representatives a Lock-up Agreement.

(ii) Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(jj) Sarbanes-Oxley Act. There is, and has been, no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the applicable rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(ll) Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”); or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn) Sanctions. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine (each a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person that at the time of such financing, is the subject or the target of Sanctions, to any Sanctioned Country or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo) Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee as a result of any transactions contemplated by this Agreement.

(pp) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 19 hereof.

(qq) No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under the laws of the Netherlands, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Dutch, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement, provided that such waiver may not be effective in relation to assets located in the Netherlands that are destined for the public service (goederen bestemd voor de openbare dienst).

(rr) Enforceability of Judgments. The courts of the Netherlands will in principle give effect to a final monetary judgment obtained against the Company in the courts of the State of New York insofar as it finds that (i) the jurisdiction of the court has been based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) the binding effect of such U.S. judgment is not contrary to Dutch public policy (openbare orde), and (iv) the judgment by the U.S. court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands and; provided that a Dutch court may deny the recognition and enforcement of punitive damages or other awards; and provided further that the Dutch court may reduce the amount of damages granted by a the court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

(ss) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(tt) No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(uu) Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(vv) Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and, to the extent applicable, its subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in material compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). The Company and its subsidiaries have in place and comply with, in all material respects, their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws that would reasonably be expected to result in a Material Adverse Change, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(ww) Emerging Growth Company Status. From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged in any Section 5(d) Written Communication or any Section 5(d) Oral Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(xx) Communications. The Company (i) has not alone engaged in communications with potential investors in reliance on Section 5(d) of the Securities Act other than Permitted Section 5(d) Communications with the consent of the Representatives with entities that are QIBs or IAIs and (ii) has not authorized anyone to engage in such communications; as of the Applicable Time, each Permitted Section 5(d) Communication, if any, when considered together with the Time of Sale Prospectus, did not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Section 5(d) Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(yy) Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the Registration Statement, the Time of Sale Prospectus or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus; the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); within the last five years, neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus; and the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(zz) Compliance with Health Care Laws. The Company and its subsidiaries are, and at all times have been, in material compliance with all Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the

Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under HIPAA, the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries; and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, or, to the Company’s knowledge, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the Company’s knowledge, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.

(aaa) No Contract Terminations. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(bbb) Dividend Restrictions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1(A). The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B. Representations and Warranties of the Selling Shareholders. In addition to the representations, warranties and covenants set forth in Section 1(A), each Selling Shareholder represents, warrants and covenants to each Underwriter severally and not jointly, as follows:

(a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by (or on behalf) of such Selling Shareholder.

(b) The Custody Agreement and Power of Attorney. Each of (i) the Custody Agreement signed by (or on behalf of) the Company, such Selling Shareholder and Continental Stock Transfer & Trust Company, as custodian (the “Custodian”), relating to the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and (ii) the Power of Attorney appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Pursuant to the Custody Agreement to which such Selling Shareholder is a party, the Shares to be sold by such Selling Shareholder pursuant to this Agreement have been placed in custody for the purpose of making delivery of such Shares in accordance with this Agreement. Such Shares in custody for such Selling Shareholder are subject to the interests of the Underwriters hereunder; and the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are irrevocable in accordance with their terms.

(c) Title to Shares to be Sold. Such Selling Shareholder has, and on the First Closing Date and each applicable Option Closing Date (as defined below) will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) to, all of the Shares, free and clear of all security interests, claims, liens, equities or other encumbrances, subject to sale by such Selling Shareholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Shares which may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder. Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares (iii) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its applicable organizational documents, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(d) Delivery of the Shares to be Sold. Delivery of Shares by such Selling Shareholder pursuant to this Agreement will pass good and valid title to such Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

(e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under the (i) articles of association or by-laws, partnership agreement, trust agreement or other organizational documents of such Selling Shareholder, (ii) any other agreement or instrument to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or (iii) any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder, except in the case of clauses (ii) and (iii) for such conflicts, breaches or violations that would not reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement (a “Selling Shareholder Material Adverse Change”). No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement, except such as may be required under the Securities Act, applicable state securities or blue sky laws and from FINRA.

(f) No Registration, Pre-emptive, Co-Sale or Other Similar Rights. Such Selling Shareholder: (i) does not have any registration or other similar rights to have any securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under “Shares Eligible for Future Sale”; (ii) does not have any preemptive right, co-sale right, right of first refusal or other similar right to purchase any of the Shares that are to be sold by any of the other Selling Shareholders to the Underwriters pursuant to this Agreement; and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any share capital, right, warrants, options or other securities from the Company that are required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, other than those that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g) No Further Consents, etc. Except for such consents, approvals and waivers as have been obtained by such Selling Shareholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Shareholder under this Agreement or the consummation by such Selling Shareholder of any of the other transactions contemplated hereby.

(h) Disclosure Made by Such Selling Shareholder in the Prospectus. All information furnished to the Company or any Underwriter by or on behalf of such Selling Shareholder in writing expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus is, and on the First Closing Date and each applicable Option Closing Date will be, true, correct, and complete in all material respects, and did not, as of the Applicable Time, and on the First Closing Date and each applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, it being understood and agreed that for the purposes of this Agreement, the only information so furnished by such Selling Shareholder consists of such Selling Shareholder’s Selling Shareholder Information (as defined in Section 9(b) of this

Agreement). Such Selling Shareholder confirms as accurate the number of Ordinary Shares set forth opposite such Selling Shareholder’s name in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Selling Securityholders” (both prior to and after giving effect to the sale of the Shares).

(i) Company’s Representations and Warranties. Such Selling Shareholder is not prompted to sell Shares by any material information concerning the Company other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j) No Price Stabilization or Manipulation; Compliance with Regulation M. Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or any reference security, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(k) No Transfer Taxes or Other Fees. No Transfer Taxes are payable by the Underwriters under United States Federal law or the laws of any state, or any political subdivision thereof or the laws of the Netherlands or any other jurisdiction in which such Selling Shareholder is resident or treated as doing business in for tax purposes, in connection with (i) the delivery of the Shares to or for the account of the Underwriters in the manner contemplated by this Agreement, (ii) the delivery of the Ordinary Shares by such Selling Shareholder to the Custodian, (iii) the initial sale and delivery by the Underwriters of the Shares to purchasers thereof in the manner contemplated by this Agreement; (iv) the execution and delivery of this Agreement or any other document to be furnished thereunder.

(l) No Reportable Cross-Border Arrangement. Neither the sale of the Shares by the Selling Shareholders nor any transaction to be carried out in connection with the sale of the Shares by the Stockholders, meets any hallmark set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.

(m) Distribution of Offering Materials by the Selling Shareholders. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2 and (ii) the completion of the Underwriters’ distribution of the Shares, such Selling Shareholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus and the Prospectus.

(n) Sanctions; Anti-Corruption Laws. Such Selling Shareholder is not currently the subject or the target of Sanctions and will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, such Selling Shareholder has not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. Such Selling Shareholder will not use, directly or knowingly indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws.

(o) Proceeds. None of the proceeds received by the Selling Shareholder from the sale of the Shares will be paid to a member of FINRA or any affiliate of such member participating in the transactions contemplated by this Agreement.

(p) Judgment. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Selling Shareholders based upon this Agreement would be declared enforceable against each of the Selling Shareholders by the courts of the applicable jurisdiction of incorporation or formation of such Selling Shareholder.

(q) Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the applicable jurisdiction of incorporation or formation of such Selling Shareholder and will be honored by the courts of the applicable jurisdiction of incorporation or formation of such Selling Shareholder. Such Selling Shareholder has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York Court, and such Selling Shareholder has the power to designate, appoint and authorize, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over such Selling Shareholder as provided in Section 19 hereof.

(r) Foreign Currency. To the extent any payment is to be made by such Selling Shareholder pursuant to this Agreement, such Selling Shareholder has access, subject to the laws of the Netherlands to the internal currency market in the Netherlands and, to the extent necessary, valid agreements with Dutch banks for purchasing U.S. dollars to make payments of amounts which may be payable under this Agreement.

(s) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by such Selling Shareholder or its counsel in connection with any submission to FINRA relating to the offering of the Shares is true, complete and correct in all material respects and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects.

Any certificate signed by (or on behalf of) such Selling Shareholder and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

(t) Such Selling Shareholder has a reasonable basis for making each of the representations set forth in this Section 1(B). Such Selling Shareholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Shareholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Shares.

(a) The Firm Shares. Upon the terms herein set forth, the Selling Shareholders agree to sell to the several Underwriters an aggregate of 13,857,415 Firm Shares, with each Selling Shareholder selling the number of Firm Shares set forth opposite such Selling Shareholder’s name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Selling Shareholders the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Share to be paid by the several Underwriters to the Selling Shareholders shall be $11.155 per Share.

(b) The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Cooley LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on June 9, 2023, or such other time and date not later than 1:30 p.m. New York City time, on June 26, 2023 as the Representatives shall designate by notice to the Company and the Attorney-in-Fact on behalf of the Selling Shareholders (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Shareholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company, the Selling Shareholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 and Section 20.

(c) The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Shareholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 2,078,612 Optional Shares from the Selling Shareholders at the purchase price per share to be paid by the Underwriters for the Firm Shares, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on Optional Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company and the Selling Shareholders, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” and shall be determined by the Representatives and shall not be earlier than two or later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b) each Selling Shareholder agrees, severally and not jointly, to sell the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be sold as the number of Optional Shares set forth in Schedule B opposite the name of such Selling Shareholder bears to the total number of Optional Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Shareholders.

(d) Public Offering of the Shares. The Representatives hereby advise the Company and the Selling Shareholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Shares. (i) Payment for the Shares shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

(ii) It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Each of Jefferies and SVB Securities, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(iii) Each Selling Shareholder hereby agrees that (A) it will pay all Transfer Taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of such Selling Shareholder’s obligations hereunder and under the Custody Agreement and (B) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Shareholder hereunder and to hold such amounts for the account of such Selling Shareholder with the Custodian under the Custody Agreement.

(f) Delivery of the Shares. The Selling Shareholders shall deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters, the Firm Shares to be sold by them at the First Closing Date, against receipt of immediately available funds for the amount of the purchase price therefor. The Selling Shareholders shall also deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters, the Optional Shares the Underwriters have agreed to purchase from them at the First Closing Date or the applicable Option Closing Date, as the case may be, against the receipt of immediately available funds for the amount of the purchase price therefor. Delivery of the Shares shall be made by credit to the accounts designated by the Representatives through The Depository Trust Company’s full fast transfer or DWAC programs. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3. Additional Covenants of the Company and the Selling Shareholders.

A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 6:00 p.m., New York City time, on the second business day following the date of this Agreement and during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement without the Representatives prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Prior to amending or supplementing the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(A)(b) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(d) Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement is declared effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the Company becoming aware of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as practicable. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430C under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission.

(e) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(A)(b) hereof) to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(A)(b).

(f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws (or other foreign laws) of those jurisdictions as may reasonably be designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose of which it becomes aware, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g) Earnings Statement. The Company will, to the extent otherwise required by law, make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the Nasdaq all reports and documents required to be filed under the Exchange Act.

(i) Listing. The Company will use its reasonable best efforts to maintain the listing of the Shares on the Nasdaq.

(j) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within two business days from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Shares; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).

(k) Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Prospectus (such period being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Ordinary Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Ordinary Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Ordinary Shares or Related Securities; (iv) in any other way transfer or dispose of any Ordinary Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Ordinary Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Ordinary Shares or Related Securities; (vii) submit or file any registration statement under the Securities Act in respect of any Ordinary Shares or Related Securities (other than as contemplated by this Agreement with respect to the Shares); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Ordinary Shares; or (ix) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby; (B) issue Ordinary Shares or Related Securities, or issue Ordinary Shares upon exercise of Related Securities, pursuant to any share option, share bonus or other share plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (C) issue Ordinary Shares pursuant to the exercise or settlement of, or upon the conversion of, any Related Securities outstanding on the date hereof that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (D) file one or more registration statements on Form S-8 to register Ordinary Shares or Related Securities issued or issuable pursuant to any plans or programs described in clause (B) above; and (E) issue Ordinary Shares or Related Securities, or enter into an agreement to issue Ordinary Shares or Related Securities, in connection with any merger, joint venture, strategic alliance, commercial, lending or other collaborative or strategic transaction, or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition; provided that the aggregate number of Ordinary Shares (including, with respect to Related Securities, on an as-converted or as-exercised basis, as the case may be) that the Company may issue or agree to issue pursuant to this clause (E) shall not exceed 5% of the total number of Ordinary Shares of the Company immediately following the completion of the transactions contemplated by this Agreement and that each recipient thereof provides to the Representatives a signed Lock-up Agreement. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Ordinary Shares or any securities exchangeable or exercisable for or convertible into Ordinary Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Ordinary Shares.

(l) Future Reports to the Representatives. During the period of five years hereafter, the Company will furnish to each of the Representatives, c/o Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate; and c/o SVB Securities at 1301 Avenue of the Americas, 12th Floor, New York, New York 10019, Attention: Syndicate Department; (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the statement of financial position of the Company as of the close of such fiscal year and statements of profit or loss and comprehensive income, changes in equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each Annual Report on Form 20-F, Report on Form 6-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its share capital; provided, however, that the requirements of this Section 3(A)(l) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(m) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(n) Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its securityholders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Ordinary Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement.

(o) Company to Provide Interim Financial Statements. Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, if and as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(p) Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any Transfer Taxes (including any interest and penalties) payable by the Underwriters in connection with the execution and delivery of this Agreement by the Company or any transaction carried out in relation thereto.

(q) Transfer Agent. The Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

(r) Amendments and Supplements to Permitted Section 5(d) Communications. If at any time prior to the First Closing Date or any Option Closing Date, following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such untrue statement or omission.

(s) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) the expiration of the Lock-Up Period (as defined below).

(t) Sales Taxes. If the performance by the Underwriters of any of their obligations under this Agreement shall represent for VAT purposes under any applicable law the making by the Underwriters of any supply of goods or services to the Company (to the extent applicable), the Company shall pay to the Underwriters, in addition to the amounts otherwise payable by the Company pursuant to this Agreement, an amount equal to the VAT chargeable on any such supply of goods and services provided that the Underwriters have issued the Company with an appropriate VAT invoice in respect of the supply to which the payment relates. Where a sum is paid or reimbursed to the Underwriters pursuant to this Agreement in respect of any cost, expense or other amount and that cost, expense or other amount includes an amount in respect of irrecoverable VAT (the “VAT Element”) which has been certified as such by the Underwriters (acting reasonably), then the Company, to the extent applicable, shall, in addition, pay an amount equal to the VAT Element to the Underwriters. For the purposes of this Agreement, “VAT” means (i) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and (ii) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for or levied in addition to such tax referred to in (i) above or imposed elsewhere.

B. Covenants of the Selling Shareholders. Each Selling Shareholder further covenants and agrees with each Underwriter:

(a) No Stabilization or Manipulation; Compliance with Regulation M. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and such Selling Shareholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(b) Notification. Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), of (i) any Selling Shareholder Material Adverse Change, (ii) any change in information the Selling Shareholder Information or (iii) any new material information relating to the Company or relating to any matter stated in the Registration Statement, the Time of Sale Prospectus or the Prospectus that comes to the attention of such Selling Shareholder that is not disclosed in any amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(c) Tax Indemnity. Such Selling Shareholder will indemnify and hold harmless the Underwriters against any Transfer Taxes (including any interest and penalties) payable in connection with (i) the delivery of the Shares to or for the account of the Underwriters, in each case in the manner contemplated by this Agreement; (ii) the initial sale and delivery by the Underwriters of the Shares to purchasers thereof in the manner contemplated by this Agreement; or (iii) the execution and delivery of this Agreement or any transactions carried out in relation thereto or document to be furnished hereunder.

(d) Delivery of Forms W-8 and W-9. To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States Person).

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. Except as otherwise expressly set forth in this Agreement, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of the Company and the Selling Shareholders of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to sale and delivery of the Shares (including all printing and engraving costs); provided, however, that any Transfer Taxes shall be paid as provided elsewhere in this Agreement, (ii) all fees and expenses of the registrar and transfer agent of the Ordinary Shares, (iii) all fees and expenses of the Custodian related to the Shares, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, the Preliminary Prospectus, each Permitted Section 5(d) Communication, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Shares, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters; provided, however, that such legal fees, taken together with the legal fees described in the immediately preceding clause, shall not exceed $25,000, in the aggregate, (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants (it being understood that the Underwriters will pay or cause to be paid the travel and lodging expenses of their representatives), and 50% of the cost of any aircraft chartered in connection with the road show (it being understood that the Underwriters will pay or cause to be paid the other 50% of the cost of such aircraft). and (ix) the fees and expenses associated with maintaining the listing of the Shares on the Nasdaq. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

The Selling Shareholders further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to (i) reasonable fees and expenses of counsel and other advisors for such Selling Shareholders and (ii) expenses and Transfer Taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholders, on the other hand.

Section 5. Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company (assuming it was not an ineligible issuer as defined under Rule 405 of the Securities Act) being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6. Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Firm Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Comfort Letter. On the date hereof, the Representatives shall have received from each of Deloitte Accountants B.V., independent registered public accountants for the Company, and WithumSmith+Brown, PC, formerly the independent registered public accounts of FLAC, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Time of Sale Prospectus.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i) The Company shall have filed the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d) Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received (i) the opinion and negative assurance letter of Covington & Burling LLP, U.S. counsel for the Company, and (ii) the opinion of NautaDutilh N.V., Dutch counsel for the Company, in each case, dated as of such date, in form and substance reasonably satisfactory to the Representatives.

(e) Opinion of Intellectual Property Counsel. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Fenwick & West LLP, counsel for the Company with respect to intellectual property matters, dated as of such date, in form and substance reasonably satisfactory to the Representatives.

(f) Opinion of Selling Shareholder Counsel. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of (i) Goodwin Procter LLP, U.S. counsel for the Selling Shareholders, (ii) NautaDutilh N.V., Dutch counsel for Stichting Administratiekantoor NewAmsterdam Pharma and NAP Poolco B.V., (iii) a Cayman counsel for GL China Opportunities Carry Limited Partnership reasonably satisfactory to the Representatives, (iv) Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLC, Delaware counsel for Ascendant BioCapital SPV I, LLC—Series 1, (v) a British Virgin Islands counsel for Morningside Venture Investments Limited reasonably satisfactory to the Representatives, and (vi) a Japanese counsel for Mitsubishi Tanabe Pharma Corporation reasonably satisfactory to the Representatives, each dated as of such date, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Cooley LLP, counsel for the Underwriters in connection with the offer and sale of the Shares, in form and substance reasonably satisfactory to the Representatives.

(h) Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i) for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(i) Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from each of Deloitte Accountants B.V., independent registered public accountants for the Company and WithumSmith+Brown, PC, formerly the independent registered public accounts of FLAC, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(j) [Reserved]

(k) Selling Shareholders’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall receive a written certificate executed by the Attorney-in-Fact of each Selling Shareholder, dated as of such date, to the effect that:

(i) the representations, warranties and covenants of such Selling Shareholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Shareholder on and as of such date; and

(ii) such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

(l) Selling Shareholders’ Documents. On the date hereof, the Selling Shareholders shall have furnished for review by the Representatives copies of the Power of Attorney and Custody Agreement executed by each of the Selling Shareholders or Attorney-in-Fact, on behalf of the Selling Shareholders, as applicable, and such further information, certificates and documents as the Representatives may reasonably request.

(m) Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives a Lock-up Agreement from each of the persons listed on Exhibit B hereto, and each such Lock-up Agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(n) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(o) Approval of Listing. At the First Closing Date, the Shares shall have been approved for listing on the Nasdaq.

(p) [Reserved]

(q) CFO Certificate. On the date of this Agreement and on the First Closing Date or the applicable Option Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(r) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the sale of the Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by notice from the Representatives to the Company and the Selling Shareholders at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 11, Section 12 or Section 20, or if the sale to the Underwriters of the Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Shareholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the other Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges; provided, however, that, in the event any such termination is effected after the First Closing Date but prior to any Option Closing Date with respect to the purchase of any Optional Shares, the Company shall reimburse the Underwriters only for all such out-of-pocket and reasonably incurred expenses incurred after the First Closing Date in connection with the proposed purchase of any such Optional Shares. For the avoidance of doubt, it is understood that the Company will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase any Shares.

Section 8. Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment to the Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading; (ii) any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, the Time of Sale Prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with Underwriter Information. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Underwriters by the Selling Shareholders. The Selling Shareholders, severally but not jointly, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Selling Shareholders), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment to the Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading; (ii) any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, the Time of Sale Prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made Preliminary Prospectus, the Time of Sale Prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing) in reliance upon and in conformity with the Selling Shareholder Information; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Selling Shareholders may otherwise have. As used in this Agreement with respect to a Selling Shareholder and an applicable document, “Selling Shareholder Information” shall mean the written information furnished to the Company by such Selling Shareholder expressly for use therein; it being understood and agreed upon that the only such information furnished by any Selling Shareholder consists of the following information in the Registration Statement, the Time of Sale Prospectus and the Prospectus furnished on behalf of such Selling Shareholder: (i) the legal name, address and the number of Ordinary Shares and Related Securities owned by such Selling Shareholder before and after the offering contemplated hereby; and (ii) the other information with respect to such Selling Shareholder (excluding percentages) that appears in the table and corresponding footnotes under the captions “Principal Securityholders” and “Selling Securityholders.”

(c) Indemnification of the Company, its Directors and Officers and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment to the Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, the Time of Sale Prospectus, any Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus, the Time of Sale Prospectus, such Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Shareholder or controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Selling Shareholders hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the first two sentences of the first paragraph under the section entitled “Commission and Expenses”; and the first through fourth paragraphs under the section entitled “Stabilization”, in each case, under the caption “Underwriting” in the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus (the “Underwriter Information”). The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 9(a) and 9(b) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(c) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(e) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, on the one hand, or the indemnified party, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11. Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the

purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12. Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Shareholders if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq, or trading in securities generally on either the Nasdaq or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York or Dutch authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Company and the Selling Shareholders shall be obligated to reimburse the out-of-pocket expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company or the Selling Shareholders; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13. No Advisory or Fiduciary Relationship. The Company and the Selling Shareholders acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling

Shareholders, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any actions by the Underwriters, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Shareholders, or the Company’s other stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholders on other matters) and no Underwriter has any obligation to the Company or the Selling Shareholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Shareholders, (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Shareholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Shareholders, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 15. Notices. All communications hereunder shall be in writing and shall be mailed or hand delivered and confirmed to the parties hereto as follows:

If to the Representatives:	Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437

Attention: General Counsel

SVB Securities LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019
Facsimile: (646) 499-7051
Attention: Stuart R. Nayman, Esq.

with a copy to:	Cooley LLP
55 Hudson Yards
New York, New York 10001
Attention: Eric Blanchard and Jean Park

If to the Company:	NewAmsterdam Pharma Company N.V.
c/o NewAmsterdam Pharma Holding B.V.
Gooimeer 2-35
1411 DC Naarden
The Netherlands
Attention: Louise Kooij

with a copy to:	Covington & Burling LLP The New York Times Building 600 Eighth Avenue New York, New York 10018 Attention: Brian K. Rosenzweig

If to the Selling Shareholders:	The address for such notices and communications to the Selling Shareholders shall be as set forth on Schedule B hereto.

with a copy to:	Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Attention: Michael Bison

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

Section 17. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 19. Governing Law Provisions; Currency Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (a “Related Proceeding ”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company has irrevocably appointed CT Corporation System, which currently maintains a New York City office at 28 Liberty Street, New York, NY 10005, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York, United States of America.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company and the Selling Shareholders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by any Underwriter of any sum adjudged to be so due in such other currency, on which such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter in United States dollars hereunder, the Company and the Selling Shareholders agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and the Selling Shareholders an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

All payments made by the Company and the Selling Shareholders to the Underwriters under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Netherlands or any political subdivision or any taxing authority thereof or therein or by or on behalf of any other jurisdiction in which the Company operates unless the Company and the Selling Shareholders are or become required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company and the Selling Shareholders will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof.

Section 20. Failure of One or More of the Selling Shareholders to Sell and Deliver Shares. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Shareholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4, Section 7, Section 9 and Section 10 hereof, the Company or the other Selling Shareholders, or (ii) purchase the shares which the Company and other Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the First Closing Date or the applicable Option Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Shareholders, to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

Section 22. Product Governance Rules. Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules (i) each manufacturer acknowledges to each other manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the eligible distribution channels for dissemination of the Ordinary Shares and the related information set out in the Prospectus in connection with the Ordinary Shares; and (ii) the Underwriters and the Company note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Ordinary Shares by the manufacturers and the related information set out in the Prospectus in connection with the Ordinary Shares.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

NewAmsterdam Pharma Company N.V.

By:	/s/ Michael Davidson
Name: Michael Davidson
Title: Chief Executive Officer

ON BEHALF OF THE SELLING SHAREHOLDERS, ACTING SEVERALLY

By:	/s/ Vincent Van Houten	,
As Attorney-in-fact Name: Vincent Van Houten

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES LLC SVB SECURITIES LLC
Acting individually and as Representatives of the several Underwriters named in the attached Schedule A.

JEFFERIES LLC

By:	/s/ Matthew Kim
Name: Matthew Kim
Title: Managing Director

SVB SECURITIES LLC

By:	/s/ Gabriel P. Cavazos
Name: Gabriel P. Cavazos
Title: Managing Director, Investment Banking

[Signature Page to Underwriting Agreement]

Schedule A

Schedule B

Schedule C

Schedule D

Exhibit A

Exhibit B

Exhibit 99.1

Our Business

Overview

NewAmsterdam Pharma Company N.V. (“we,” “us,” “our” or the “Company”) is a clinical-stage biopharmaceutical company developing oral, non-statin medicines for patients at high risk of cardiovascular disease (“CVD”) with residual elevation of low-density lipoprotein cholesterol (“LDL-C” or “LDL”), for whom existing therapies are not sufficiently effective or well-tolerated. There exists a significant unmet need for a potent, cost-effective and convenient LDL-lowering therapy as an adjunct to statins, a class of lipid-lowering medications that are the current standard of care for high-risk CVD patients with high cholesterol. Our lead product candidate, obicetrapib, is a next-generation, oral, low-dose cholesteryl ester transfer protein (“CETP”) inhibitor that is currently in four ongoing Phase 3 and Phase 2b clinical trials as both a monotherapy and a combination therapy with ezetimibe for lowering LDL-C and preventing major adverse cardiovascular events (“MACE”). We believe that CETP inhibition may also play a role in other indications by potentially mitigating the risk of developing diseases such as Alzheimer’s disease or diabetes.

CVD is a leading cause of death worldwide and the top cause of death in the United States. Atherosclerotic cardiovascular disease (“ASCVD”) is primarily caused by atherosclerosis, which involves the build-up of fatty material within the inner walls of the arteries. Atherosclerosis is the primary cause of heart attacks, strokes and peripheral vascular disease. One of the most important risk factors for ASCVD is hypercholesterolemia, which refers to elevated LDL-C levels within the body, commonly known as high cholesterol.

A significant proportion of patients with high cholesterol do not achieve acceptable LDL-C levels using statins alone. We estimate that there are more than 35 million patients in the United Kingdom, Germany, France, Spain and Italy and in the United States who are not achieving LDL-lowering goals on the current standard of care. Existing non-statin treatment options have been largely unable to address the needs of patients with high cholesterol due to modest efficacy, prohibitive pricing, or an inconvenient and painful injectable administration route. It is estimated that over 75% of ASCVD outpatients prefer oral drugs to injectable therapies.

Our product candidate, obicetrapib, is a next-generation, oral, low-dose CETP inhibitor that we are developing to potentially overcome the limitations of current LDL-lowering treatments. We believe that obicetrapib has the potential to be a once-daily oral CETP inhibitor for lowering LDL-C, if approved. In our Phase 2b ROSE trial, obicetrapib demonstrated a 51% lowering of LDL-C from baseline at a 10 mg dose level on top of high-intensity statins. In three of our Phase 2 trials, TULIP, ROSE and OCEAN, evaluating obicetrapib as a monotherapy or a combination therapy, we observed statistically significant LDL-lowering activity combined with generally moderate side effects and no drug-related, treatment-emergent serious adverse events (“TESAEs”). Obicetrapib has demonstrated strong tolerability in more than 800 patients with low or elevated lipid levels in our clinical trials to date. Obicetrapib is also expected to be relatively low in cost to manufacture compared to most other branded LDL-lowering therapies on the market. We believe that the estimated low cost of goods for obicetrapib will enable favorable pricing and position it to significantly improve patient access compared to existing non-statin treatments. Furthermore, we believe that obicetrapib’s oral delivery, demonstrated activity in low doses, chemical properties and tolerability make it well-suited for combination approaches. We are developing a fixed dose combination of obicetrapib 10 mg and ezetimibe 10 mg, which has been observed to demonstrate even greater potency in one of our clinical trials to date.

Lowering of LDL-C, and particularly ApoB-containing lipoproteins, has been associated with MACE benefit in trials of LDL-lowering drugs, including the REVEAL trial with the CETP inhibitor, anacetrapib. We are performing a cardiovascular outcomes trial (“CVOT”) to reconfirm this relationship.

We have partnered with A. Menarini International Licensing S.A., part of Menarini Group (“Menarini”) to provide them with the exclusive rights to commercialize obicetrapib 10 mg either as a sole active ingredient product or in a fixed dose combination with ezetimibe in the majority of European countries, if approved. Subject to receipt of marketing approval, our current plan is to pursue development and commercialization of obicetrapib in the United

States ourselves, and to consider additional partners for jurisdictions outside of the United States and the EU, including in Japan, China and the United Kingdom. In addition to our partnership with Menarini, we may in the future utilize a variety of types of collaboration, license, monetization, distribution and other arrangements with other third parties relating to the development or commercialization, once approved, of obicetrapib or future product candidates or indications. We are also continually evaluating the potential acquisition or license of new product candidates.

We are conducting two Phase 3 pivotal trials, BROADWAY and BROOKLYN, to evaluate obicetrapib as a monotherapy used as an adjunct to maximally tolerated lipid-lowering therapies to potentially enhance LDL-lowering for high-risk CVD patients. As of June 6, 2023, over 1,700 patients have been randomized in the BROADWAY trial and over 350 patients have been enrolled in the BROOKLYN trial. We expect to complete enrollment in BROADWAY in the middle of 2023, and we completed enrollment in BROOKLYN in April 2023. We currently expect to report data from both BROADWAY and BROOKLYN in the second half of 2024.

In March 2022, we commenced our Phase 3 PREVAIL CVOT, which is designed to assess the potential of obicetrapib to reduce occurrences of MACE, including cardiovascular death, non-fatal myocardial infarction, non-fatal stroke and non-elective coronary revascularization. As of June 6, 2023, over 3,400 patients have been randomized in the PREVAIL trial. We expect to complete enrollment in PREVAIL in the first quarter of 2024. We currently expect to report data from PREVAIL in 2026.

We also expect to report data from our Phase 2a clinical trial evaluating obicetrapib in patients with early Alzheimer’s disease in the second half of 2023.

We strive to protect and enhance our proprietary inventions and improvements that we consider commercially important to the development of our business, including by seeking, maintaining, and defending U.S. and foreign patent rights. All of the issued patents and pending patent applications in our patent portfolio are owned by our subsidiary, NewAmsterdam Pharma B.V., Dutch Chamber of Commerce registry number 55971946. As of December 31, 2022, we owned seven issued U.S. patents and nine pending U.S. patent applications. We also owned 98 granted European patents and three pending European patent applications, two granted Chinese patents and seven pending Chinese patent applications. In addition, we owned 74 granted patents and 31 pending patent applications in other foreign jurisdictions, including international applications under the Patent Cooperation Treaty, or PCT. Certain of our key second generation patents include U.S. Patent Nos. 10,653,692, 11,013,742, 11,642,344 and 10,300,059.

Recent Developments

Phase 2 ROSE2 Trial

On June 3, 2023, we announced full results of ROSE2, our Phase 2 clinical trial evaluating obicetrapib in combination with ezetimibe as an adjunct to high-intensity statin therapy. ROSE2 met its primary and secondary endpoints, with statistically significant and clinically meaningful reductions in LDL-C and ApoB observed. Statistically significant improvements in non-HDL cholesterol (“non-HDL-C”) and total and small LDL particles (“LDL-P”) were also observed. We also observed significant improvements in lipoprotein(a) (“Lp(a)”). In addition, the combination of obicetrapib and ezetimibe was observed to be well-tolerated, with a safety profile observed to be comparable to placebo.

ROSE2 was designed as a placebo-controlled, double-blind, randomized Phase 2 clinical trial to evaluate the efficacy, safety and tolerability of obicetrapib 10 mg in combination with ezetimibe 10 mg as an adjunct to high-intensity statin therapy. Patients were randomized to receive combination therapy, obicetrapib 10 mg or placebo for a 12 week treatment period. A total of 119 patients enrolled in ROSE2, of whom 97 were included in the on-treatment analysis. Certain patients were excluded from the on-treatment population as a result of suspected non-adherence to the trial protocol. Patients presented at baseline with a fasting LDL-C greater than 70 mg/dL and triglycerides less than 400 mg/dL and all were receiving a stable dose of high-intensity statin therapy.

The primary endpoint was the percent change from baseline to week 12 in Friedewald-calculated LDL-C for the obicetrapib plus ezetimibe combination treatment group compared with placebo. Secondary efficacy endpoints included the percent changes from baseline to week 12 in LDL-C for obicetrapib monotherapy compared with placebo and in ApoB for the obicetrapib plus ezetimibe combination compared with placebo and the obicetrapib monotherapy compared with placebo. Exploratory endpoints included the percent changes from baseline to week 12 in lipoprotein(a), non-HDL-C, HDL-C, total and small LDL-P assessed by NMR, and the proportion of patients at the end of treatment who achieved LDL-C levels below 100 mg/dL, 70 mg/dL and 55 mg/dL for the obicetrapib plus ezetimibe combination and obicetrapib monotherapy groups compared with placebo.

A summary of key observations from the ROSE2 trial is set forth below.

Topline Results

The p-value for the LS mean for each endpoint presented in the table below compared to placebo was <0.0001. The table below shows the median percent change from baseline in patients receiving the combination of obicetrapib and ezetimibe, obicetrapib monotherapy and placebo.

Median percent change from baseline	Placebo (n=40)	Obicetrapib 10 mg (n=26)	Obicetrapib 10 mg + Ezetimibe 10 mg (n=31)
Friedewald-calculated LDL-C	-6.4	-43.5	-63.4
ApoB	-2.1	-24.2	-34.4
Non-HDL-C	-5.6	-37.5	-55.6
Total LDL particles	-5.7	-54.8	-72.1
Small LDL particles	-8.3	-92.7	-95.4
LDL particle size	-0.5	1.5	1.8

In addition, we observed median reduction in Lp(a) of 47.2% and 40.2% in the monotherapy and combination arms, respectively.

Percent Change from Baseline to 12 Weeks in Lipid Biomarkers

Friedewald- calculated		Placebo	Obicetrapib 10 mg	Obicetrapib 10 mg / Ezetimibe 10 mg
LDL-C	Baseline:
	n	40	26	31
	Median (min, max)	95.5 (60, 211)	100.0 (35, 189)	87.0 (62, 152)
Percent Change:
	Median (min, max)	-6.4 (-36.4, 96.7)	-43.5 (-78.4, 22.6)	-63.4 (-83.7, -29.7)
	LS Mean (SE)1	-0.85 (3.47)	-39.20 (4.13)	-59.2 (3.79)
	p-value vs. placebo	—	<0.0001	<0.0001
ApoB	Baseline:
	n	40	26	31
	Median (min, max)	89.0 (52, 146)	85.0 (33, 130)	85.0 (56, 130)
Percent Change:
	Median (min, max)	-2.1 (-30.9, 76.9)	-24.2 (-44.8, 27.1)	-34.4 (-54.3, -14.7)
	LS Mean (SE)1	0.72 (2.57)	-21.6 (3.10)	-35.0 (2.80)
	p-value vs. placebo	—	<0.0001	<0.0001
HDL-C	Baseline:
	n	40	26	31
	Median (min, max)	42.5 (31,68)	47.0 (28, 111)	46.0 (28, 76)
Percent Change:
	Median (min, max)	0.75 (-33.3, 45.0)	142 (34.9, 311)	136 (46.5, 261)
	LS Mean (SE)1	-0.32 (6.71)	151 (8.15)	144 (7.27)
	p-value vs. placebo	—	<0.0001	<0.0001
non-HDL-C	Baseline:
	n	40	26	31
	Median (min, max)	126 (73, 227)	122 (57, 209)	116 (77, 189)
Percent Change:
	Median (min, max)	-5.6 (-34.9, 83.6)	-37.5 (-59.2, 20.0)	-55.6 (-76.2, -30.8)
	LS Mean (SE)1	-0.84 (2.99)	-33.8 (3.55)	-54.0 (3.25)
	p-value vs. placebo	—	0.0005	<0.0001
Lp(a)2	Baseline:
	n	—	24	31
	Median (min, max)	—	44.0 (0.8, 372.4)	27.6 (0.2, 479.9)
	Percent Change:	—
	Median (min, max)	—	-47.2 (-97.5, 214.5)	-40.2 (-92.4, 702.0)

1

Least squares mean SE and p-values are from a mixed model for repeated measured model which included fixed effects for treatment, visit, and treatment-by-visit interaction, along with a covariate of the baseline value as a continuous covariate. Missing at random was assumed for all missing data at scheduled visits.

2	Lp(a) data for the placebo group was not available as of the date of this report on Form 6-K.

In addition, the combination of obicetrapib plus ezetimibe resulted in significantly more patients achieving LDL-C levels of less than 100 mg/dL, 70 mg/dL and 55 mg/dL than the placebo group (100%, 93.5% and 87.1% compared to 66.7%, 16.7% and 0.0%, respectively) (p<0.05 compared to placebo for combination therapy). These results are presented in further detail below:

Overall, obicetrapib alone and in combination with ezetimibe was observed to be well-tolerated compared to placebo. Treatment-emergent adverse events (“TEAEs”) were reported by 11 subjects in the combination group, eight subjects in the monotherapy group and 16 subjects in the placebo group. Adverse events were generally mild to moderate, with the most prevalent TEAEs being nausea (two subjects in the placebo group and two subjects in the combination group), urinary tract infection (two subjects in the placebo group and one subject in the combination group) and headache (two subjects in the placebo group and one subject in the monotherapy group). One TESAE was observed in each of the placebo (nervous system disorder) and monotherapy groups (cardiac disorder), neither of which was considered by the investigator to be related to trial treatment. Overall, no drug-related, TESAEs were observed, and there were no TEAEs leading to death. One subject in the combination group had a TEAE leading to discontinuation of the trial drug, compared to two in the monotherapy group and two in the placebo group. There were two severe TEAEs in the placebo group (both nervous system disorders) and one in the monotherapy group (a cardiac disorder).

We believe that the stronger observed LDL-C lowering among patients receiving the combination therapy as compared with those receiving ezetimibe in combination with statins is potentially due to the synergistic mechanisms of action for each of obicetrapib and ezetimibe. While obicetrapib is designed to promote the expression of LDL receptors in the liver, there is evidence that CETP inhibition also promotes cholesterol excretion into the intestines, where ezetimibe is designed to block cholesterol reabsorption into the body. Therefore, the combined mechanism is expected to synergistically enhance fecal sterol removal of cholesterol, as shown in the figure below.

As suggested by the calculations below, we believe that LDL-C lowering effects of ezetimibe can be enhanced by introducing obicetrapib to help facilitate this synergistic mechanism of action.

Source for all figures on the left: Davidson MH, et al. J Am Coll Cardiol. 2002 December 18; 40(12): 2125-34.

The calculations above are not based on a head-to-head comparison or clinical study and are hypothetical calculations. These calculations are based on the findings in our ROSE2 trial with respect to the figures on the bottom right and the findings of source noted above with respect to the figures on the bottom left, and assume one patient was treated with each drug independently.

With the data and learnings from our ROSE2 trial, we have selected a formulation for a fixed-dose combination tablet of obicetrapib and ezetimibe and plan to advance the compound into a Phase 3 trial in the first quarter of 2024, with the goal of submitting an NDA for the combination shortly after submission of an NDA for the obicetrapib monotherapy. We are designing the trial as a randomized, double-blind, placebo-controlled clinical trial with the primary efficacy endpoint of percent change from baseline in LDL-C compared to placebo. We plan to enroll 400 adults with a fasting LDL-C greater than 70 mg/dL with ASCVD or heterozygous familial hypercholesterolemia. An End-of-Phase 2 meeting has been granted by FDA and scheduled for June 2023 to review the design of our Phase 3 trial. If this Phase 3 trial is commenced on schedule, we currently expect to report data in the first half of 2025.

LDL-P

LDL-P is believed to one of the most robust predictors of CVD risk. High LDL-P levels typically signify that a patient has a higher proportion of small dense LDL-P compared to larger-sized LDL-P, and small dense LDL-Ps are more likely to become trapped in the arterial wall than larger-sized LDL-P, putting the patient at higher risk of CVD. Therefore, where LDL-P and LDL-C levels are discordant, low LDL-P has been observed to confer a lower risk, even in patients with high LDL-C, and high LDL-P confers a higher risk, even in patients with low LDL-C as shown in the graph below.

Source: Cromwell WC, et al. Clin Lipidol. 2007 December 1; 1(6): 583–592

In the ROSE2 trial, we observed significant reductions in total and small LDL-P, bringing patients who had baseline elevated LDL-P to optimal parameters, as shown in the figures below. The LS mean reductions in both total and small LDL-P were statistically significant.

Even though all LDL particles contain only one ApoB protein, small dense LDL particles have a less massive ApoB protein. As such, in patients who have a higher proportion of small dense LDL particles relative to total LDL particles, we have observed a discordance between total particle number and ApoB level. We believe this is particularly relevant in assessing future CVD risk, and we believe it is important to observe both total LDL particle numbers as well as small dense LDL particles in both treatment arms of the ROSE2 trial.

Blood Pressure Observations

A summary of the blood pressure data from our Phase 2 trials of obicetrapib is contained in the figures below.

To date, in all three of our ongoing Phase 3 trials, PREVAIL, BROADWAY and BROOKLYN, aggregate blood pressure has been observed to be stable over time.

Phase 2b Japan Trial

On June 5, 2023, we announced topline results from our Phase 2b Japan trial, which was a placebo-controlled, double-blind, randomized, dose-finding trial to evaluate the efficacy, safety and tolerability of obicetrapib as an adjunct to stable statin therapy in Japanese patients. The trial enrolled 102 adult participants, who were randomized 1:1:1:1 to receive obicetrapib 2.5 mg, 5 mg, 10 mg or placebo for a 56-day treatment period.

Patients treated with obicetrapib 2.5 mg, 5 mg or 10 mg achieved a median reduction in LDL-C of 24.8%, 31.9%, and 45.8%, respectively, as compared to patients treated with placebo, who achieved a median reduction in LDL-C of 0.9%. In addition, patients treated with obicetrapib 10 mg achieved a median reduction in ApoB of 29.7%, compared to a 0.4% reduction in patients treated with placebo, and a median reduction in non-HDL-C of 37.0%, as compared to a 0.4% reduction in patients treated with placebo. The p-value for each endpoint in the obicetrapib arms of the trial compared to placebo was <0.0001.

Overall, the different dosages of obicetrapib were observed to be generally well-tolerated, with a safety profile comparable to placebo. TEAEs were reported by 15 subjects in the 10 mg group, eight subjects in the 5 mg group, nine subjects in the 2.5 mg group and 15 subjects in the placebo group. Adverse events observed to date were primarily mild. One TESAE was observed in the 5 mg group, but it was not considered by the investigator to be related to trial treatment. Overall, no drug-related TESAEs were observed, and there were no TEAEs leading to death.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed in the sections titled “Forward-Looking Statements” in this exhibit and “Special Note Regarding Forward-Looking Statements” in our registration statement on Form F-1 (File No. 333-268888) filed with the Securities and Exchange Commission (the “SEC”) and as supplemented to date (as so supplemented, the “Registration Statement”) you should carefully consider the risks and uncertainties described below and in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement , including our financial statements and related notes appearing in such registration statement before deciding to invest in our securities. The Company may face additional risks and uncertainties that are not presently known to such entity, or that are currently deemed immaterial, which may also impair their business or financial condition.

We currently expect to lose foreign private issuer status as a result of the offering described in the Form 6-K of which this exhibit forms a part, which would result in significant additional costs and expenses and subject the Company to increased regulatory requirements.

As a foreign private issuer we are not required to comply with certain provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to domestic issuers. We have also elected to follow home country corporate governance practices rather than those of Nasdaq, including (A) not providing for quorum requirements generally applicable to general meetings in our articles of association as is permitted under Dutch law, (B) not soliciting proxies as required by Nasdaq Listing Rule 5620(b), (C) opting out of the requirement for independent directors to have regularly scheduled meetings at which only independent directors are present, and (D) opting out of shareholder approval requirements, as included in the Nasdaq Listing Rules, for the issuance of securities in connection with certain events such as the acquisition of shares or assets of another company (if, due to the potential issuance of ordinary shares, the ordinary shares would have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock), the establishment of or amendments to equity-based compensation plans for employees, a change of control of our company and certain private placements.

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to the Company on June 30, 2023 at which point, assuming completion of the offering of securities described in the Form 6-K of which this exhibit forms a part, we do not expect to satisfy the requirements for retaining our foreign private issuer status and as a result would cease to be a foreign private issuer and cease to be eligible for the foregoing exemptions and privileges effective January 1, 2024.

If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We would have to begin preparing our financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) which will result in financial statements that are different than our historical financial statements and may make it difficult for investors to compare our financial performance over time. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the reporting and short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer. We also expect that if we were required to comply with the rules and regulations applicable to United States domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our management team.

The price of our Ordinary Shares may be volatile, and you may be unable to sell your Ordinary Shares at or above the price at which you purchased them.

The market price of our Ordinary Shares may be volatile and could be subject to wide fluctuations in response to many risk factors listed in this section and in the Registration Statement, and others beyond our control.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our Ordinary Shares. If the market price of our Ordinary Shares does not exceed the price at which you purchased them, you may not realize any return on your investment and may lose some or all of your investment.

Sales of a substantial number of our securities in the public market by the selling securityholders and/or by our existing securityholders could cause the price of our Ordinary Share to fall.

Our executive officers and directors, the selling securityholders and certain other securityholders have entered into lock-up agreements, on substantially similar terms, which expire 90 days from June 6, 2023. Jefferies LLC and SVB Securities LLC, as the representatives of the underwriters in the transaction described in the Form 6-K of which this exhibit forms a part, at any time and without notice, may release all or any portion of the Ordinary Shares subject to the foregoing lock-up agreements. If the restrictions under the lock-up agreements are waived, then the Ordinary Shares held by such holders subject to lock-up agreements, subject to compliance with the Securities Act of 1933, as amended (the “Securities Act”), or exceptions therefrom, will be available for sale into the public markets. The market price of our Ordinary Shares could decline as a result of sales of a large number of shares in the market after the expiration or early release of the lock-up period or even the perception that these sales could occur.

Pursuant to the Registration Statement, certain shareholders can resell up to 76,892,642 Ordinary Shares (including the Ordinary Shares contemplated for sale by transaction described in the Form 6-K of which this exhibit forms a part) constituting approximately 88.9% of our issued and outstanding Ordinary Shares as of March 31, 2023 (assuming the exercise of all outstanding Warrants). After giving effect to the sale of 13,857,415 Ordinary Shares being offered by the selling securityholders in the transaction described in the Form 6-K of which this exhibit forms a part (assuming no exercise of the underwriters’ option), 63,035,227 Ordinary Shares will remain available for resale under the Form F-1, which represent a substantial percentage of our outstanding Ordinary Shares, and the sales of such securities, or the perception that those sales might occur, could depress the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Ordinary Shares but the sale of a large number of securities could result in a significant decline in the public trading price of our securities.

Certain of the selling securityholders acquired their securities at a price that is less than the market price of our Ordinary Shares as of June 5, 2023. As a result, such selling securityholders may earn a positive rate of return even if the price of our Ordinary Shares declines and may be willing to sell their shares at a price less than shareholders that acquired our shares in the public market.

Certain of our securityholders purchased their respective Ordinary Shares at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public securityholders experience a negative rate of return on their investment. The closing price of our Ordinary Shares on Nasdaq on June 5, 2023 was $13.85 per share. Based on the prices paid by certain of our securityholders they would be able to recognize a greater return on their investment than shareholders that purchased Ordinary Shares in the public market. Furthermore, such shareholders may earn a positive rate of return even if the price of our Ordinary Shares declines significantly. As a result, such securityholders may be willing to sell their shares at a price less than shareholders that acquired our shares in the public market or at higher prices than the price paid by such securityholders. The sale or possibility of sale of these Ordinary Shares, could have the effect of increasing the volatility in the price of the Ordinary Shares or putting significant downward pressure on the price of the Ordinary Shares.

Each of the Sponsor and NewAmsterdam Pharma’s former shareholders own a significant portion of Ordinary Shares and have representation on the Board of Directors. The Sponsor and NewAmsterdam Pharma’s former shareholders may have interests that differ from those of other shareholders.

As of December 31, 2022, approximately 16.2% of our Ordinary Shares were owned by the Sponsor and the former holders of all other issued and outstanding FLAC Class B ordinary shares (together, the “FLAC Shareholders”), approximately 44.5% were owned by NewAmsterdam Pharma’s former shareholders (excluding Ordinary Shares purchased in the PIPE Financing) and approximately 23.2% of our Ordinary Shares were owned by the PIPE Investors (as defined in the Registration Statement) (excluding the FLAC Shareholders and affiliates of the Sponsor). These levels of ownership interests assume that (i) none of the Warrants have been exercised, (ii) none of the 1,886,137 Earnout Shares have been issued, and (iii) no options to purchase Ordinary Shares (the “Options”) or awards that may be issued under the Company’s long-term incentive plan have been exercised. In addition, two of our non-executive director nominees were designated by FLAC and two other directors are affiliated with Forbion, our largest shareholder. As a result, the Sponsor and NewAmsterdam Pharma’s former shareholders may be able to significantly influence the outcome of matters submitted for director action, subject to obligation of our board of directors (the “Board of Directors”) to act in the interest of all of our stakeholders, and for shareholder action, including the designation and appointment of the Board of Directors and approval of significant corporate transactions, including business combinations, consolidations and mergers. The influence of the Sponsor or its affiliates and certain of our current shareholders over our management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of the Company, which could cause the market price of our Ordinary Shares to decline or prevent our shareholders from realizing a premium over the market price for their Ordinary Shares. Additionally, the Sponsor, which is in the business of making investments in companies and which may from time to time acquire and hold interests in businesses that compete directly or indirectly with us or that supply us with goods and services. The Sponsor may also pursue acquisition opportunities that may be complementary to (or competitive with) our business, and as a result those acquisition opportunities may not be available to us. Investors in our Ordinary Shares should consider that the interests of the Sponsor or its affiliates and certain of our current shareholders may differ from their interests in material respects.

Our PFIC status could result in adverse U.S. federal income tax consequences to U.S. Holders.

Based on current estimates of the composition of the income and assets of the Company and its subsidiaries for the taxable year ended December 31, 2022, we believe that the Company may be treated as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for the 2022 taxable year, which was the year in which the Business Combination was completed. However, we have not yet determined whether we expect to be a PFIC for the current taxable year or any future taxable years. Under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), a non-U.S. corporation is classified as a PFIC for any tax year if, after the application of certain “look-through” rules with respect to subsidiaries, at least 75% of its gross income is “passive income” or at least 50% of the value of its assets, determined on the basis of quarterly averages, is attributable to assets that produce or are held for the production of “passive income.” The determination of whether the Company or any of its non-U.S. subsidiaries is a PFIC is made annually and thus subject to change, and it generally cannot be made until the end of the taxable year.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. Cash is a passive asset for PFIC purposes, even if held as working capital. For this purpose, a non-U.S. corporation is generally treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which it owns, directly or indirectly, at least 25% (by value) of the stock. Accordingly, the Company will be treated as owning the cash and other cash-equivalent items of Frazier Lifesciences Acquisition Corporation.

A U.S. Holder (as defined in the section entitled “United States Federal Income Tax Considerations” in this exhibit) generally will be subject to additional U.S. federal income taxes and interest charges on the gain from a sale of the Company’s ordinary shares, with a nominal value of € 0.12 per share (“Ordinary Shares”) or the public warrants initially issued in connection with FLAC’s initial public offering (the “Public Warrants”), and the private placement warrants acquired by Frazier Lifesciences Sponsor LLC (such warrants, together with the Public Warrants, the “Warrants”) and on receipt of an “excess distribution” with respect to Ordinary Shares or any of its non-U.S. subsidiaries. A U.S. Holder of stock of a PFIC generally may mitigate these adverse U.S. federal income tax consequences, however, by making a “qualified electing fund” election or a “mark-to-market” election. If we determine that we and/or any of our subsidiaries is a PFIC for any taxable year, we intend to provide a U.S. Holder such information as the United States Internal Revenue Service (the “IRS”) may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election with respect to the Company and/or such non-U.S. subsidiaries, but there can be no assurance that we will be able to timely provide such required information. U.S. Holders generally will not be able to make a qualified electing fund election solely with respect to the Warrants.

Provisions of our Articles of Association or Dutch corporate law might deter acquisition bids for the Company that might be considered favorable and prevent, delay or frustrate any attempt to replace or dismiss directors.

Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law.

In this respect, certain provisions of the Articles of Association may make it more difficult for a third-party to acquire control of us or effect a change in the composition of the Board of Directors. These include:

•

a provision that the Company’s directors can only be appointed on the basis of a binding nomination prepared by the Board of Directors which can only be overruled by a two-thirds majority of votes cast representing more than half of our issued share capital;

•

a provision that the Company’s directors can only be dismissed by the general meeting of our shareholders (the “General Meeting”) by a two-thirds majority of votes cast representing more than half of our issued share capital, unless the dismissal is proposed by the Board of Directors in which latter case a simple majority of the votes cast would be sufficient;

•

a provision allowing, among other matters, the former chairperson of the Board of Directors or the Company’s former Chief Executive Officer to manage the Company’s affairs if all of its directors are dismissed and to appoint others to be charged with our affairs, including the preparation of a binding nomination for our directors as discussed above, until new directors are appointed by the General Meeting on the basis of such binding nomination; and

•	a requirement that certain matters, including an amendment of the Articles of Association, may only be resolved upon by the General Meeting if proposed by the Board of Directors.

Dutch law also allows for staggered multi-year terms of our directors, as a result of which only part of our Board of Directors will be subject to appointment or re-appointment in any given year.

Furthermore, in accordance with the Dutch Corporate Governance Code (the “DCGC”), shareholders who have the right to put an item on the agenda for the General Meeting or to request the convening of a General Meeting shall not exercise such rights until after they have consulted the Board of Directors. If exercising such rights may result in a change in our strategy (for example, through the dismissal of one or more directors), the Board of Directors must be given the opportunity to invoke a reasonable period of up to 180 days to respond to the shareholders’ intentions. If invoked, the Board of Directors must use such response period for further deliberation and constructive consultation, in any event with the shareholder(s) concerned and exploring alternatives. At the end of the response time, the Board of Directors shall report on this consultation and the exploration of alternatives to the General Meeting. The response period may be invoked only once for any given General Meeting and shall not apply (i) in respect of a matter for which a response period or a statutory cooling-off period (as discussed below) has been previously invoked or (ii) in situations where a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid.

Moreover, under Dutch law, the Board of Directors can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a General Meeting or their right to request a General Meeting, propose an agenda item for the General Meeting to dismiss, suspend or appoint one or more directors (or to amend any provision in the Articles of Association dealing with those matters) or when a public offer for the Company is made or announced without our support, provided, in each case, that the Board of Directors believes that such proposal or offer materially conflicts with the interests of the Company and its business. During a cooling-off period, the General Meeting cannot dismiss, suspend or appoint directors (or amend the provisions in the Articles of Association dealing with those matters) except at the proposal of the Board of Directors. During a cooling-off period, the Board of Directors must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these consulted parties during such consultations must be published on our website to the extent these consulted parties have approved that publication. Ultimately, one week following the last day of the cooling-off period, the Board of Directors must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next General Meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber (Ondernemingskamer) of the Amsterdam Court of Appeal (the “Enterprise Chamber”), for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

•

the Board of Directors, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of us and our business;

•	the Board of Directors cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

•

other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no “stacking” of defensive measures).

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders (as defined below) of owning and disposing of our Ordinary Shares and Warrants, which we refer to collectively as our securities. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to a U.S. Holder that is an initial purchaser of securities pursuant to the Registration Statement and that holds our securities as a capital asset for tax purposes (generally, property held for investment). In addition, this discussion does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax on net investment income, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	banks or insurance companies;

•	mutual funds and pension plans;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•

persons holding Ordinary Shares or Warrants as part of a hedging transaction, “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;

•	U.S. Holders whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	brokers, dealers or traders in securities, commodities or currencies;

•	tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax deferred accounts;

•	S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies or real estate investment trusts;

•	persons who acquired our Ordinary Shares or Warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

•	Corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons holding our Ordinary Shares or Warrants in connection with a trade or business or permanent establishment outside the United States; and

•	persons who own (directly or through attribution) 10% or more (by vote or value) of our outstanding Ordinary Shares.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of our securities.

The discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, all as of the date hereof, changes to any of which may affect the tax consequences described herein—possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of securities and is:

(A)	An individual who is a citizen or individual resident of the United States;

(B)	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(C)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(D)

a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

PERSONS CONSIDERING AN INVESTMENT IN OUR SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.

Consequences of Ownership and Disposition of Ordinary Shares or Warrants to U.S. Holders—Application of Passive Foreign Investment Company Rules to U.S. Holders of Ordinary Shares or Warrants

Based on current estimates of the composition of the income and assets of the Company and its subsidiaries for the taxable year ended December 31, 2022, we believe that the Company may be treated as a PFIC for U.S. federal income tax purposes for the 2022 taxable year, the year during which the Business Combination (as defined in the Registration Statement) was completed. However, we have not yet determined whether we expect to be a PFIC for the current taxable year or any future taxable years. A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived in the active conduct of a trade or business) and gains from the disposition of passive assets. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year. Once a foreign corporation is treated as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.

There are three separate taxation regimes that could apply to a U.S. Holder of Ordinary Shares or Warrants under the PFIC rules, which are (i) the excess distribution regime (which is the default regime), (ii) the QEF regime, and (iii) the mark-to-market regime (each discussed below). A U.S. Holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder. Moreover, dividends paid by a PFIC are not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.

Excess Distribution Regime

A U.S. Holder that does not make a QEF election or a mark-to-market election, both as described below, will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of Ordinary Shares, and (ii) any “excess distribution” received on the U.S. Holder’s Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on Ordinary Shares during the preceding three years or the U.S. Holder’s holding period, whichever is shorter).

Generally, under this excess distribution regime: the gain or excess distribution will be allocated ratably over the period during which the U.S. Holder held the Ordinary Shares; the amount allocated to the current taxable year, will be treated as ordinary income; and the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) a U.S. Holder realizes on the sale of Ordinary Shares cannot be treated as capital gains, even if the U.S. Holder holds the shares as capital assets. Further, no portion of any distribution will be treated as QDI.

QEF Regime

A QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder makes a timely QEF election with respect to its direct or indirect interest in a PFIC, the U.S. Holder will be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if amount is not distributed to the U.S. Holder. Thus, the U.S. Holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. U.S. Holders of Ordinary Shares should not expect that they will receive cash distributions from the Company sufficient to cover their respective U.S. tax liability with respect to such QEF income inclusions. In addition, as discussed below, U.S. Holders of Warrants will not be able to make a QEF election with respect to their Warrants.

The timely QEF election also allows the electing U.S. Holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on its share of PFIC’s annual realized net capital gain and ordinary earnings subject, however, to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to an electing U.S. Holder and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, a U.S. Holder may over time be taxed on amounts that as an economic matter exceed our net profits.

A U.S. Holder’s tax basis in Ordinary Shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as QDI. Amounts included as QEF income inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. U.S. Holders should consult their tax advisors as to the manner in which QEF income inclusions affect their allocable share of the Company’s income and their basis in their Ordinary Shares.

The Company intends to determine its PFIC status at the end of each taxable year and intends to satisfy any applicable record keeping and reporting requirements that apply to a QEF, including providing to U.S. Holders, for each taxable year that it determines it is or, in its reasonable determination, may be a PFIC, a PFIC Annual Information Statement containing information necessary for U.S. Holders to make a QEF Election with respect to the Company. The Company will provide such information electronically.

U.S. Holders of Warrants will not be able to make a QEF election with respect to their Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such Warrants (other than upon exercise of such Warrants for cash) and the Company was a PFIC at any time during the U.S. Holder’s holding period of such Warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above under “—Excess Distribution Regime.” If a U.S. Holder that exercises such a Warrants properly makes and maintains a QEF election with respect to the newly acquired Ordinary Shares (or has previously made a QEF election with respect to the Ordinary Shares), the QEF election will apply to the newly acquired Ordinary Shares.

Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Ordinary Shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above.

Mark-to-Market Regime

Alternatively, a U.S. Holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the SEC or on the national market system established under Section 11A of the Exchange Act; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock.

For these purposes, the securities will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter, on a qualified exchange. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our securities are listed on Nasdaq, which is a qualified exchange for these purposes. Consequently, if our Ordinary Shares remain listed on Nasdaq and are regularly traded, and you are a U.S. Holder of securities, we expect the mark-to-market election would be available to you if we are a classified as a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the securities. U.S. Holders of Warrants will not be able to make a mark-to-market election with respect to their Warrants.

A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the securities at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the Ordinary Shares. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the Ordinary Shares over the fair market value of the shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the Ordinary Shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the Ordinary Shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS, unless the securities cease to be marketable.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our securities, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

Unless otherwise provided by the IRS, each U.S. shareholder of a PFIC is required to file an annual report on IRS Form 8621. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE SECURITIES AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE SECURITIES.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Ordinary Shares or Warrants to U.S. Holders if the Company is not a PFIC

Distributions on Ordinary Shares

The treatment of U.S. Holders of Ordinary Shares or Warrants will be materially different from that described above if the Company is not treated as a PFIC for the taxable year during which the Business Combination was completed. If the Company is not treated as a PFIC for the taxable year during which the Business Combination was completed, the gross amount of any distribution on Ordinary Shares generally will be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received, to the extent that the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because the Company does not maintain, nor is it required to maintain, calculations of its earnings and profits under U.S. federal income tax principles, it is currently expected that any distributions generally will be reported to U.S. Holders as dividends. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, dividends will be taxed at the preferential long-term capital gains rate (see “—Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares or Warrants” below), provided the applicable holding period is met, if Ordinary Shares are readily tradable on an established securities market in the United States (which they will be if the Ordinary Shares continue to be traded on the Nasdaq) and certain other requirements are met. There can be no assurance that Ordinary Shares will be considered readily tradable on an established securities market in all future years. U.S. Holders should consult their tax advisors regarding the potential availability of the lower rate for any dividends paid with respect to Ordinary Shares.

A U.S. Holder must include any Dutch tax withheld from the dividend payment in the gross amount of the dividend even if the holder does not in fact receive it. The dividend is taxable to the holder when the holder receives the dividend, actually or constructively. The amount of the dividend distribution includible in a U.S. Holder’s income will be the U.S. dollar value of the Euro payments made, determined at the spot Euro/U.S. dollar rate on the date the dividend distribution is includible in income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is included in income to the date the payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Dividends that the Company distributes generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income” for foreign tax credit limitation purposes. The rules relating to the determination of the foreign tax credit limitation are complex, and U.S. Holders should consult their tax advisor to determine whether and to what extent they will be entitled to a credit for Dutch withholding taxes imposed in respect of any dividend the Company distributes.

Sale or Other Taxable Disposition of Ordinary Shares or Warrants

If the Company is not treated as a PFIC for the taxable year during which the Business Combination was completed, a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption (subject to the discussion below) or other taxable disposition of Ordinary Shares or Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such securities. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares or Warrants generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such shares and/or warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations.

If the consideration received by a U.S. Holder is in the form of currency other than U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the securities disposed of in the transaction are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), you will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in our Ordinary Shares received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Ordinary Shares received generally should equal the holder’s adjusted tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Ordinary Shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Ordinary Shares generally would include the holding period of the Warrant.

It is also possible that a cashless exercise of a Warrant will be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the Warrants being exercised having a value equal to the exercise price of such Warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such Warrants. In this case, a U.S. Holder’s initial tax basis in the Ordinary Shares received would equal the sum of the exercise price and the U.S. holder’s adjusted tax basis in the Warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Ordinary Shares received, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9 or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the securities, subject to certain exceptions (including an exception for securities held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. A U.S. Holder will not be required to file IRS Form 8938 if the holder timely files IRS Form 8621. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of the securities.

U.S. Treasury Regulations meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the applicable U.S. Treasury Regulations, certain transactions are required to be reported to the IRS including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of foreign currency, to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. U.S. Holders should consult their tax advisors to determine the tax return obligations, if any, with respect to our securities, and the receipt of Euro in respect thereof, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Forward-Looking Statements

Certain statements included in this document that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “will,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “potential,” “seek,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s business and strategic plans, the Company’s status as a “foreign private issuer,” the Company’s status as a PFIC, the Company’s clinical trials and the timing for enrolling patients (including commencement of its Phase 3 trial), the timing and forums for announcing data and the achievement and timing of regulatory approvals. These statements are based on various assumptions, whether or not identified in this document, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the approval of the Company’s product candidate and the timing of expected regulatory and business milestones; ability to negotiate definitive contractual arrangements with potential customers; the impact of competitive product candidates; ability to obtain sufficient supply of materials; the impact of COVID-19; global economic and political conditions, including the Russia-Ukraine conflict; the effects of competition on the Company’s future business; and those factors described in the Company’s public filings with the U.S. Securities and Exchange Commission. Additional risks related to the Company’s business include, but are not limited to: uncertainty regarding outcomes of the Company’s ongoing clinical trials, particularly as they relate to regulatory review and potential approval for its product candidate; risks associated with the Company’s efforts to commercialize a product candidate; the Company’s ability to negotiate and enter into definitive agreements on favorable terms, if at all; the impact of competing product candidates on the Company’s business; intellectual property related claims; the Company’s ability to attract and retain qualified personnel; ability to continue to source the raw materials for its product candidate. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans, or forecasts of future events and views as of the date of this document and are qualified in their entirety by reference to the cautionary statements herein. The Company anticipates that subsequent events and developments may cause the Company’s assessments to change. These forward-looking statements should not be relied upon as representing the Company’s assessment as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither the Company nor any of its affiliates undertakes any obligation to update these forward-looking statements, except as may be required by law.